SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported) November 18, 1997


                             HOME HOLDINGS INC.


           (Exact name of registrant as specified in its charter)


       Delaware                   0-19347                 13-3584978
 (State of Incorporation)  (Commission file number)    (I.R.S. Employer
                                                       Identification No.)


       59 Maiden Lane, New York, New York          10038-4548
        (Address or principal executive office)    (Zip Code)


      Registrant's telephone number including area code (212) 530-6600


               Item 5.  Other Events

                    The Registrant announced today that its principal
               shareholders, Zurich Home Investments Limited, a corpora-tion organized under the laws of Bermuda ("ZHI"), and Trygg-Hansa AB, a corporation organized under the laws of Sweden, through its subsidiary Trygg-Hansa Holding B.V., a corporation organized under the laws of the Netherlands (collectively, "Trygg-Hansa"), have executed an agreement resolving certain issues in connection with a possible reorganization of the Registrant presently being negoti-ated between ZHI and an unofficial committee (the "Unof-ficial Committee") of holders of the Registrant's 7-7/8% Senior Notes due December 15, 2003, 7-7/8% Senior Sinking Fund Notes due December 15, 2003 and 7% Senior Notes due December 15, 1998.

                    The agreement between ZHI and Trygg-Hansa provides
               for, among other things, (i) an agreement by ZHI and Trygg-Hansa to vote their respective claims, if any, in favor of a proposed preliminary plan of reorganization with respect to the restructuring of the Registrant's indebtedness and (ii) the transfer by Trygg-Hansa Holding B.V. of all of its shares of the Registrant's common and preferred stock to a New Hampshire trust for the benefit of the holders of Trygg-Hansa AB common stock. Citizens Bank New Hampshire, a New Hampshire Guaranty Savings Bank, will serve as trustee.

                    The Registrant, while not a party to the negotia-
               tions with the Unofficial Committee, has been informed about these negotiations. No final proposal for a reor-ganization has been presented to the Registrant and its Board of Directors for consideration, and accordingly, the Registrant cannot predict the outcome of these nego-tiations or whether or when a final proposal will be made to the Registrant by its principal shareholders and the Unofficial Committee.


               Item 7. Financial Statements, Pro Forma Financial Infor-mation and Exhibits

                    (c)  Exhibits.

                         (99.1)    Press release issued on November 21,
                                   1997.

                    Pursuant to the requirements of the Securities
               Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             HOME HOLDINGS INC.


               Dated: November 21, 1997      By:  /s/ Richard H. Hershman
                                                  __________________________
                                                  Richard H. Hershman

                                                (Principal Financial and Ac-
                                                counting Officer through the
                                                Services Agreement, dated June
                                                12, 1995, as amended, between
                                                Risk Enterprise Management
                                                Limited, a Delaware
                                                corporation, and The Home
                                                Insurance Company,
                                                the principal, wholly-owned
                                                subsidiary of the Registrant)